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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

              We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 9, 2000 relating to the consolidated financial statements and financial statement schedule for the year ended December 31, 1999, which appears in Invision Technologies, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
June 25, 2002

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS